Exhibit 10.6

NOTICE OF EXERCISE

To:	TUDOU HOLDINGS LIMITED (the “Company”)

Each of the undersigned hereby conditionally elects to purchase all Series E Preferred Shares issuable pursuant to the terms of the warrants to purchase Series E Preferred Shares issued by the Company in the undersigned’s respective names (the “Warrants”), with such exercise (i) to be effective immediately prior to the closing of the IPO (as defined in the Warrants) of the Company and (ii) to be effective if and only if the per share price at which ordinary shares (or ADS securities representing an ordinary share) are sold to the public in the IPO equals or exceeds the exercise price per share of the Warrants. For the avoidance of doubt, an aggregate of 147,693 Series E Preferred Shares are issuable under the Warrants. This election may be revoked by the undersigned at any time prior to the effective time of the exercise of the Warrants.

If the conditions for exercise set forth above are satisfied, payment of the Exercise Price (as defined in the Warrant) required under the Warrant will be paid by wire transfer to an account to be designated by the Company, and original Warrants will be delivered to the Company, each within ten (10) business days after the exercise of the Warrants, as provided by the terms ofthe Warrants.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

VENROCK ASSOCIATES V, L.P.
By:	Venrock Management V, LLC
Its:	General Partner

VENROCK PARTNERS V, L.P.
By:	Venrock Partners Management V, LLC
Its:	General Partner

VENROCK ENTREPRENEURS FUND V, L.P.
By:	VEF Management V, LLC
Its:	General Partner

By:	/s/ David L. Stepp

Name:	David L. Stepp

Title:	Authorized Signatory

Address:	3340 Hillview Avenue
Palo Alto, California 94304
USA